POWER REIT ANNOUNCES CLOSING ON FINANCING

Old Bethpage, NY (GLOBE NEWSWIRE) – On November 25, 2019, Power REIT (NYSE American: PW) announced that it closed on a $15,500,000 financing to fund acquisitions.

Closing on Financing

Power REIT, through a newly formed subsidiary, completed a financing that is intended to provide capital for acquisition of additional properties on an accretive basis. The financing is in the form of long-term fixed rate bonds with gross proceeds of $15,500,000. The bonds carry a fixed interest rate of 4.62% and fully amortize over the life of the financing which matures in 2054 (35 years). Power REIT intends to use the proceeds to expand its portfolio of income producing properties.

Power REIT’s portfolio of primarily “triple net leased” real estate provides stable operating income. In July of 2019, Power REIT announced an updated business plan with a new focus for acquisitions on Controlled Environment Agriculture real estate. As part of that announcement, Power REIT announced the acquisition of two Controlled Environment Agriculture properties for the cultivation of medical cannabis. These acquisitions created significant growth in our Core Funds from Operations for the quarter ended September 30, 2019 relative to historical levels. Power REIT believes that it can create significant earnings growth by acquiring additional Controlled Environment Agriculture assets and has an active pipeline of potential acquisitions. The potential for significant growth is a result of the relatively high yield relative to other traditional real estate asset classes combined with Power REIT’s relatively small market capitalization. In addition, Power REIT currently trades at a discount to its estimate of Net Asset Value which may help enhance returns to investors as Power REIT continues to execute on its growth plans.

David Lesser, Power REIT’s CEO commented: “this financing is an important next step in the execution of our recently announced business plan. We are pursuing an active pipeline of acquisition opportunities and also are engaged in active discussions related to the expansion of our existing Controlled Environment Agriculture properties.”

Recent Development – New Focus for Acquisitions

Power REIT believes agricultural production is ripe for technological transformation and that we are at the early stages of a boom in agricultural venture capital that, among other things, will shift food production for certain crops from traditional outdoor farms to Controlled Environment Agriculture “plant factories.” Since a significant portion of any given CEA enterprise is real estate, Power REIT sees an opportunity to participate in the trend towards indoor agriculture.

CEA for Food

CEA for food production is widely adopted in parts of Europe and is becoming an increasingly competitive alternative to traditional farming for a variety of reasons. CEA caters to consumer desires for sustainable and locally grown products. Locally grown indoor produce will have a longer shelf life as the plants are healthier and also travel shorter distances thereby reducing food waste. In addition, a controlled environment produces high-quality pesticide free products that eliminates seasonality and provides highly predictable output that can be used to simplify the supply chain to the grocer’s shelf.

CEA for Cannabis

Power REIT is focused on investing in the cultivation and production side of the cannabis industry through the ownership of real estate. As such it is not directly in the cannabis business and also not even indirectly involved with facilities that sell cannabis directly to consumers. By serving as a landlord, Power REIT believes it can generate attractive risk adjusted returns related to the fast growing cannabis industry and that this offers a safer approach than investing directly in cannabis operating businesses.

Recent Acquisitions

On July 15, 2019, Power REIT announced that it had acquired two greenhouse properties located in southern Colorado. The two properties are leased to an operator that is licensed for the cultivation and processing of medical cannabis. The total combined purchase price was $1,770,000. The annual straight-line triple net-rent is approximately $331,000 which translates to a yield of approximately 19%. During Q3 2019, Power REIT recorded approximately $72,000 of income related to these acquisitions compared to approximately $83,000 that would be recorded for a full quarter. The acquisition of the greenhouses was closed on an all-cash basis with existing working capital. As such, they are accretive to Core Funds from Operations by approximately $331,000 per annum which is more than a 30% increase from historical levels. Power REIT is currently in active discussions regarding the expansion of one of the two greenhouse properties.

Dividend Declaration

Preferred Stock: For the Company’s 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, a cash dividend of $0.484375 per depositary share was declared. The preferred stock dividend, which equates to an annual dividend payment of $1.9375 per depositary share, is payable on December 15, 2019, to stockholders of record on November 15, 2019.

About Power REIT

Power REIT is a real estate investment trust that owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture and Renewable Energy.

Additional Information

Further details regarding Power REIT’s consolidated results of operations and financial condition as of and for the year ended December 31, 2018 are contained in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission, which can be viewed at the Company’s website at www.pwreit.com under the Investor Relations section, and in EDGAR on the SEC’s website, www.sec.gov.

Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can usually identify forward-looking statements as containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “would,” “should,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding Power REIT’s future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of Power REIT’s industries and results that might be obtained by pursuing management’s current or future objectives are forward-looking statements. Over time, Power REIT’s actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied in Power REIT’s forward-looking statements, and such differences may be significant and materially adverse to Power REIT and its security holders.

All forward-looking statements reflect Power REIT’s good-faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Power REIT disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except to the extent required by law. For a further discussion of factors that could cause Power REIT’s future results or financial condition to differ materially from anything expressed or implied in its forward-looking statements, see the sections entitled “Risk Factors” in Power REIT’s registration statements and quarterly and annual reports as filed by Power REIT from time to time with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This document contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”), including the measure identified by us as Core Funds From Operations Available to Common Shares (“Core FFO”). Management believes that Core FFO is a useful supplemental measure of the Company’s operating performance. Management believes that alternative measures of performance, such as net income computed under GAAP, or Funds From Operations computed in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), include certain financial items that are not indicative of the results provided by the Company’s asset portfolio and inappropriately affect the comparability of the Company’s period-over-period performance. These items include non-recurring expenses, such as those incurred in connection with litigation, one-time upfront acquisition expenses that are not capitalized under ASC-805 and certain non-cash expenses, including non-cash, stock-based compensation expense. Therefore, management uses Core FFO and defines it as net income excluding such items. Management believes that, for the foregoing reasons, these adjustments to net income are appropriate. The Company believes that Core FFO is a useful supplemental measure for the investing community to employ, including when comparing the Company to other REITs that disclose similarly adjusted FFO figures, and when analyzing changes in the Company’s performance over time. Readers are cautioned that other REITs may use different adjustments to their GAAP financial measures than we do, and that as a result the Company’s Core FFO may not be comparable to the FFO measures used by other REITs or to other non-GAAP or GAAP financial measures used by REITs or other companies.

Contact Information

Telephone | 212.750.0371

Email | ir@pwreit.com

Website | www.pwreit.com